UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015

WHERE FOOD COMES FROM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation)	333-133634 (Commission File Number)	43-1802805 (I.R.S. Employer Identification No.)

221 Wilcox, Suite A
Castle Rock, Colorado		80104
(Address of Principal Executive Offices)		(Zip Code)

(303) 895-3002
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Reference is made to the Where Food Comes From, Inc. (the “Company”) press release on May 4, 2015, and conference call transcript, attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein (including, without limitation, the information set forth in the cautionary statement contained in the press release and conference call transcript), relating to the Company’s financial results for the first quarter ended March 31, 2015.

Item 5.07	Submission of Matters to a Vote of Shareholders

On May 5, 2015, the Company held its 2015 Annual Meeting of Stockholders. Each proposal subject to a vote at the 2015 Annual Meeting was described in detail in the Company’s 2015 Proxy Statement. With respect to each of the proposals the Company’s stockholders voted as indicated below.

1. Election of Directors	For	Against	Abstentions
• John Saunders	15,994,131	35,165	72,200
• Leann Saunders	16,065,841	35,355	300
• Peter C. Lapaseotes, Jr.	15,957,241	35,555	108,700
• Adam Larson	16,024,396	4,900	72,200
• Dr. Gary Smith	16,027,941	1,355	72,200
• Robert Van Schoick II	16,028,341	955	72,200
• Tom Heinen	16,028,341	955	72,200
2. Ratification of GHP Horwath, P.C. as the 2015 independent registered public accounting firm	21,396,042	4,876	178,766

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description
99.1	Press Release issued dated May 4, 2015
99.2	Transcript for May 4, 2015 conference call

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHERE FOOD COMES FROM, INC. (Registrant)
	By:	/s/ Dannette Henning
Date: May 7, 2015		Dannette Henning
Chief Financial Officer